Exhibit 15

May 27, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 4, 2022 on our review of interim financial information of Arch Capital Group Ltd. which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,
/s/ PricewaterhouseCoopers LLP

New York, NY